Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended February 29, 2020

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(225,680,615)
Unrealized Gain (Loss) on Market Value of Futures	19,624,275
Dividend Income	408,068
Interest Income	1,476,022
ETF Transaction Fees	23,000
Total Income (Loss)	$(204,149,250)

Expenses
General Partner Management Fees	$527,823
Professional Fees	100,111
Brokerage Commissions	240,079
Non-interested Directors' Fees and Expenses	16,084
Prepaid Insurance Expense	12,653
NYMEX License Fee	17,594
SEC & FINRA Registration Expense	23,659
Total Expenses	$938,003
Net Income (Loss)	$(205,087,253)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/20	$1,417,112,548
Additions (46,000,000 Shares)	472,529,797
Withdrawals (20,500,000 Shares)	(220,011,588)
Net Income (Loss)	(205,087,253)

Net Asset Value End of Month	$1,464,543,504
Net Asset Value Per Share (156,400,000 Shares)	$9.36

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596